UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

Nova LifeStyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NVFY	Nasdaq Stock Market

Item 8.01 Other Events.

Nova LifeStyle, Inc. (the “Company” or “NVFY”) is filing this Current Report on Form 8-K in compliance with and in reliance upon the SEC Order issued pursuant to Section 36 of the Securities Exchange Act of 1934, as amended, granting Exemptions from Specified Provisions of the Exchange Act and Certain Rules thereunder (SEC Release No. 34-88465 on March 25, 2020) (the “Relief Order”). Set forth below are the Company’s (i) operational and 2019 audit related updates, (ii) the reasons for the delays in the completion of its 2019 audit and filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), (iii) estimated filing dates of the Annual Report, and (iv) new CODID-19 related risk disclosure.

Operational updates

The Company primarily conducts its business operations in four cities: Los Angeles, California, Hong Kong, Macao, China and Kuala Lumpur, Malaysia. In response to the evolving dynamics related to the COVID-19 outbreak, the Company is following the guidelines of local authorities as it prioritizes the health and safety of its employees, contractors, suppliers and retail partners. Our Offices located in Hong Kong and Macau were closed for the Lunar New Year Holiday Break, and remained closed as a result of the outbreak until late February. Both of those Offices are now open. The Company’s two showrooms and warehouse in Kuala Lumpur have been closed since March 18, 2020. The Los Angeles facility public showroom has been closed since March 16, 2020, but a skeleton staff works in that facility each day (i) to receive shipping containers of products delivered from the Company’s contract manufacturers and (ii) to ship products to customers. The Company is dependent on the Port of Los Angeles, which is the primary point of delivery of products manufactured for the Company by its Asian manufacturers. The Port of Los Angeles is currently open and the Company is receiving shipping containers of products. In the event that a determination is made by the relevant authorities to close the port, that would have a material adverse impact on the Company.

The COVID-19 pandemic precludes sales calls being made out of all of the Company’s offices and attendance at furniture trade shows, but the Company continues to receive orders and solicit business via telephone and email. At this juncture, the Company is unable to predict when the Kuala Lumpur and Los Angeles facilities will be able to resume ordinary operations, or whether future developments may cause the Company to curtail or suspend operations in its other facilities.

The third-party contract manufacturers that we utilize in China were closed from the beginning of the Lunar New Year Holiday through the beginning of March, and recommenced production and shipment in early March. The Company’s new products are being sourced from manufacturers in India and Malaysia. The Company expects that as the COVID-19 pandemic continues to spread there will be significant disruptions in the production and shipment of product from those manufacturers. The Company has implemented a series of alternative solutions to attempt to reduce the impact of the production delays. These alternative solutions may not be successful and may result in additional costs being borne by the Company. The situation remains highly uncertain. It is therefore difficult for the Company to estimate the negative impact on demand for its products. However, it is clear that our first and second quarter operating results will be adversely impacted in any event.

The Company is also experiencing a variety of additional COVID-19 related difficulties in its operations. Some of the branches of the commercial banks where the Company maintains bank accounts have not fully resumed operation, have curtailed operation or otherwise have refused to perform bank confirmations in fear of contacting contaminated items. Cities and municipalities where the Company’s key customers and suppliers operate maintain monitoring and compulsory quarantine policies adopted during the outbreak; and a number of the Company’s key customers and suppliers are unable provide audit confirmations on time. Finally, the express delivery companies are suffering disruptions and delays in their operations. The delivery periods have significantly extended as compared with those prior to the outbreak due to shortage of active staff. Additional disinfection and sterilization requirements are in place to prevent the potential virus transmission through courier packages.

We do not have access to a revolving credit facility. We currently believe that our financial resources will be adequate to finance our operations through the outbreak. However, in the event that we do need to raise capital in the future, the outbreak-related instability in the securities markets could adversely affect our ability to raise additional capital.

Many of our employees are currently working remotely, and our systems appear adequate to address the current demands on our employees. We do not expect that the remote working arrangements will materially and adversely impact our internal control over financial reporting and disclosure controls and procedures. While there can be no assurance, at the present time we do not expect the outbreak-related circumstances, to result in material impairments of our assets or to significantly affect management’s judgements in assessing the fair value of our assets.

2019 Audit related updates

On March 3, 2020, the Company issued a press release in which it disclosed among other things that it expected to be able to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”) during the extension period afforded by Rule 12b-25. Due to the circumstances set forth below the Company no longer expects to meet that schedule. The Company currently expects to file its Annual Report on or before May 14, 2020.

The principal office of the Company’s auditors is located in Hong Kong Special Administrative Region of the PRC (“HKSAR”). In order to prevent the COVID-19 disease outbreak in HKSAR, the government of HKSAR announced that (i) beginning on February 4, 2020, individuals, including Hong Kong residents, travelling between Hong Kong and the Mainland or between Hong Kong and other places will have to use control points at the Hong Kong International Airport, Shenzhen Bay and the Hong Kong-Zhuhai-Macao Bridge, and that it closed other land and water ports between mainland and HKSAR, and (ii) beginning on February 8, 2020, the Department of Health of the HKSAR issued quarantine orders to all people entering Hong Kong from the Mainland, including Hong Kong residents, Mainland residents and visitors from other places. People concerned are required to stay at home or another accommodation to complete a fourteen-day compulsory quarantine. These measures had or will have adverse impacts on the timeliness to the Company’s annual audit, i.e., adversely affect the auditors’ overall on-site audit schedules as well as the timeliness of express delivery service of documents (such as audit confirmations) between mainland and HKSAR.

Additional Risk Factor

Potential Impact of the COVID-19 Outbreak. Beginning in late 2019, there were reports of the COVID-19 (coronavirus) outbreak originating in China, prompting government-imposed quarantines, cessation of certain travel and business closures. Following this outbreak, in February 2020, the Company temporarily shut down its operations in Hong Kong and Macao. In March 2020, the Company gradually resumed its operations in those cities, and its China-based third-party manufacturers recommenced production and shipment. Thereafter additional government-imposed quarantines, cessation of certain travel and business closures occurred in Malaysia, California (including Los Angeles, where our headquarters is located) and in other states across the United States. During the middle of March the Company was forced to close its public showrooms in Kuala Lumpur and Los Angeles. Recently, the Company’s third-party manufacturers in India and Malaysia started to experience disruptions in production and shipment due to the outbreak and related government-imposed quarantines. It is possible that some or all of those manufacturers will be forced to suspend manufacture and shipment as the outbreak progresses. It is also possible that our China-based manufacturers may suffer future production and shipment disruptions if the outbreak recurs in China. It is presently unknown whether and to what extent the Company’s supply chains may be affected if the pandemic persists for an extended period of time. It is also possible that the outbreak will cause additional shipment disruptions both on inbound and outbound shipments. Any closure of the Port of Los Angeles would have a material adverse affect on the ability of the Company to receive and deliver product. Thus, the Company may incur significant delays, reductions in revenue and increases in expenses relating to such events outside of its control. In addition, the outbreak precludes the Company personnel from visiting customers and potential customers and from attending trade shows, which adversely affects the Company’s ability to generate new sales. Moreover, the Company expects that the impact of the COVID-19 outbreak on the United States and world economies will have a material adverse affect on the demand for its products. Any and all of the foregoing could have a material adverse impact on its business, operating results and financial condition. Further, as we do not have access to a revolving credit facility, there can be no assurance that we would be able to secure commercial debt financing in the future in the event that we require additional capital. We currently believe that our financial resources will be adequate to see us through the outbreak. However, in the event that we do need to raise capital in the future, the outbreak-related instability in the securities markets could adversely affect our ability to raise additional capital.

Estimated Audit Completion and Annual Report Filing Dates

The Company’s 2019 audit schedule has been revised to reflect the foregoing developments. As of the date of this filing, the Company expects to complete its 2019 audit work on or about May 11, 2020 and to file the Annual Report no later than May 14, 2020.

Special Note Concerning Forward Looking Statements

This filing contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, including, among others, the Company’s estimates relating to the completion of the 2019 audit and filing of the 2019 Annual Report, its ability to sustain its operations without disruptions or delays, but forward-looking statements are not guaranteed to occur and may not occur for various reasons and circumstances. You should not place undue reliance upon the Company’s forward-looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.      Description

99.1          Press release dated March 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nova LifeStyle, Inc.

By:	s/ Thanh H. Lam
Thanh H. Lam Chairperson, President and Chief Executive Officer

Date: March 27, 2020